UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2015, the Board of Directors of Eagle Pharmaceuticals, Inc. (the “Company”) approved a bonus plan for fiscal years 2015 and 2016 (the “Bonus Plan”).  The Bonus Plan provides for the payment of cash bonuses, based on an individual targeted amount for the Company’s executive officers, including the Company’s named executive officers as defined by item 402(a) of Regulation S-K.  For fiscal year 2015, the target payments under the Bonus Plan are 50% for the Company’s Chief Executive Officer and 30% for all other executive officers.  For fiscal year 2016, the target payments under the Bonus Plan are 50% for the Chief Executive Officer and 35% for certain other officers of the Company, including all named executive officers.

Payments under the Bonus Plan for the Chief Executive Officer will be determined by corporate objectives established by the Company’s Board of Directors and for other participants by a combination of corporate objectives and personal goals, which shall be developed by the Company’s Chief Executive Officer and approved by the Company’s Board of Directors.  The targeted objectives and goals will be set with a reasonable level of difficulty that requires that the Company and its officers perform at a high level in order to meet the goals. The likelihood of attaining these goals is not assured.  The Bonus Plan is a discretionary program designed to reward each participant in accordance with the Company’s financial success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: March 19, 2015	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer